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                                                                     EXHIBIT 5.1


                             MAYER, BROWN & PLATT

                                 1675 BROADWAY

                         NEW YORK, NEW YORK 10019-5820




                                        May 11, 1998

Texon International plc
Ross Walk, Belgrave
Leicester LE4 5BX
England

Ladies and Gentlemen:

     We have acted as special United States counsel for Texon International p1c, a corporation organized under the laws of England and Wales (the "Company ') in
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connection with the filing by the Company with the Securities and Exchange
Commission (the "Commission") of a registration statement (the "Registration
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Statement") on Form F-4 under the Securities Act of 1933, as amended, relating
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to the proposed issuance, in exchange for DM245,000,000 aggregate principal amount of the Company's 10% Senior Notes due 2008 (the "Old Notes'), of up to DM
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245,000,000 aggregate principal amount of the Company's 10% Series A Senior
Notes due 2008 (the "Exchange Notes"). The Old Notes have been, and the Exchange
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Notes will be, issued pursuant to an Indenture, dated January 30, 1998 (the

"Indenture"), between the Company and The Bank of New York.
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     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture, the Exchange and Registration Rights Agreement, dated January 27, 1998 (the "Registration Rights Agreement"), by and
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among the Company, Chase Manhattan International Limited, Chase Securities Inc.
and Chase Manhattan Bank AG, the form of the Exchange Notes and the Registration Statement.

     In rendering the opinions contained herein, we have assumed (a) the due authorization, execution and delivery of each of the Indenture, the Registration Rights Agreement and the Exchange Notes by each of the parties thereto, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us.
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MAYER, BROWN & PLATT


     Based on the foregoing, we are of the opinion that the Exchange Notes, when duly issued and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the exchange offer described in the Registration Statement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

     We are admitted to practice in the State of New York and we do not express any opinion with respect to matters governed by any laws other than the laws of the State of New York and the federal laws of the United States of America. To the extent that the laws of the United Kingdom are relevant to the opinions expressed herein, we have relied exclusively on the opinion of Dickson Minto W.S., United Kingdom counsel for the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

                                                Very truly yours,

                                                /s/ MAYER, BROWN & PLATT

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